UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Ebix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Ebix, Inc.
Five Concourse Parkway
Suite 3200 Atlanta, GA 30328
September 18, 2009
Dear Stockholder:
On behalf of our Board of Directors, I cordially invite you to the Annual Meeting of Stockholders of Ebix, Inc. to be held at 11:00 a.m., Eastern Daylight Time, on October 30, 2009, at our Atlanta office, located at Five Concourse Parkway, Suite 114, Atlanta, Georgia 30328.
The business of the meeting is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy card and postage paid return envelope.
It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the Annual Meeting. If you attend the meeting, you may withdraw your proxy by voting in person.

Sincerely,

Robin Raina
Chairman of the Board and
Chief Executive Officer

Ebix, Inc.
FIVE CONCOURSE PARKWAY, SUITE 3200
ATLANTA, GA 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 30, 2009

Notice is hereby given that the 2009 Annual Meeting of Stockholders of Ebix, Inc. will be held at our Atlanta office, located at Five Concourse Parkway, Suite 114 in Atlanta, GA, at 11:00 a.m., Eastern Daylight Time, on October 30, 2009, and at any adjournments or postponements thereof, for the following purposes:
1. To elect six directors to serve until the 2010 Annual Meeting or until their respective successors are elected and qualified.
2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on September 9, 2009, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided.

By Order of the Board of Directors

Robin Raina
Chairman of the Board and
Chief Executive Officer
Dated: September 18, 2009

Ebix, Inc.
FIVE CONCOURSE PARKWAY, SUITE 3200
ATLANTA, GA 30328

(678) 281-2020

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 30, 2009

GENERAL INFORMATION
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Ebix, Inc. for the 2009 Annual Meeting (the “Annual Meeting”) of our stockholders to be held on October 30, 2009, and any adjournment or postponement of the Annual Meeting. In this proxy statement, we refer to Ebix, Inc., as “Ebix,” the “Company,” “we,” or “us.”
We are holding our Annual Meeting at the Company’s Atlanta, Georgia office located at Five Concourse Parkway, Suite 114 on Friday, October 30, 2009, at 11:00 a.m. Eastern Daylight Time. We intend to mail this proxy statement and accompanying proxy card to our stockholders starting on or about September 18, 2009. Our annual report for the year ended December 31, 2008, is being sent to each stockholder of record along with this proxy statement.
ABOUT THE MEETING
At our Annual Meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during the 2008 year and respond to questions from stockholders.
VOTING INFORMATION
All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the holder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the Board’s recommendation which is:
•	FOR the election of Robin Raina, Pavan Bhalla, Hans U. Benz, Neil D. Eckert, Rolf Herter and Hans Ueli Keller to our Board of Directors for a term of one year.
A stockholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.
Record Date
You may vote all shares that you owned as of September 9, 2009, which is the record date for the Annual Meeting. As of September 9, 2009, we had 10,644,375 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.
Electronic Availability
Our Proxy Statement, Annual Report to Shareholder and Form 10-K are available on the Company’s website at www.ebix.com.

Electronic Delivery
We are delivering this year’s annual meeting materials, and expect to deliver future annual meeting materials, to you electronically by making them available over the Internet, unless you have requested or request, to receive printed copies of such materials. If your shares are currently registered directly in your name you can view the materials, vote and elect to receive printed paper copies of these or future annual meeting materials by mail delivery by going to the website www.proxydocs.com/ebix and following the instructions provided. Paper materials may also be requested via telephone at 1-866-648-8133, or via email to paper@investorelections.com. If you are requesting printed materials via email, please include the twelve digit control number on your proxy notice materials in the subject line. If your shares of company stock are held in a brokerage account, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to receive printed copies of these or future annual meeting materials by mail. Providing you with annual meeting materials via the Internet instead of mailing printed paper materials will save your company a substantial amount of money in postage and printing costs and is environmentally friendly.
How to Vote
Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 5:00 p.m. Eastern time on Thursday, October 29, 2009, for all shares held of record. You may vote in one of the following ways:
By Internet: You can vote your shares by Internet. Your Notice indicates the website and control number you need to access Internet voting. You may vote by Internet 24 hours a day. The website has easy to follow instructions and you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions that accompany the notice from your broker.
By Telephone: If you are located in the U.S., you can vote your shares by calling the toll-free number 1-866-390-5268 or other number provided in the instructions from your broker. As with Internet voting, holders of record may vote by telephone 24 hours a day. The telephone voting system also has easy-to-follow instructions and, as with Internet voting, allows you to confirm that the system has properly recorded your votes.
By Mail: If you have requested delivery of printed materials by mail, you will receive a proxy card in such materials and you can vote by marking, dating, signing the proxy card and returning it by mail in the enclosed postage-paid envelope. Although we have no intention to currently do so, we may also elect, depending on the circumstances, to send you a physical printed proxy card or elect to have the holder of record send you physical printed voting instructions. If you hold your shares in street name and you have requested physical delivery of printed materials by mail from your broker, please complete and mail the voting instruction card.
At The Annual Meeting: The way you vote your shares now will not limit your right to change your vote at the annual meeting if you attend in person. If you hold your shares in street name, you must obtain a physical proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.
All shares that have been properly voted and not revoked will be voted at the meeting. If you fail to completely vote during Internet or telephone voting or if you sign and return a proxy card without any voting instructions, your shares will be voted as the board of directors recommends.
Revocation Of Proxies: You can revoke your proxy at any time before your shares are voted if you: (1) send a written notice to our Secretary indicating that you want to revoke your proxy; or (2) deliver to our Secretary a duly executed proxy (or voting instructions if you hold your shares in street name) bearing a later date, which revokes all previous proxies; or (3) attend the meeting in person, give written notice of revocation to the secretary of the meeting prior to the voting of your proxy and vote your shares in person, although your attendance at the meeting will not by itself revoke your proxy.
Quorum and Required Vote
Quorum: We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy.

Vote Required for Proposals:
Directors are elected by a plurality of the shares of common stock that are present in person or represented by proxy.
Routine And Non-Routine Proposals: NASDAQ rules determine whether proposals presented at the shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner.
If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.
Under NASDAQ rules, the election of directors is a routine item.
How We Count Votes: In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.
In counting votes on the proposals:
•	We do not count abstentions or broker non-votes, if any, as votes cast for the election of directors, but we do count votes withheld for one or more nominees as votes cast.
•	Because directors are elected by a plurality, this means that the six nominees receiving the highest number of “FOR” votes will be elected. Neither abstentions nor broker non-votes will have any effect in determining the outcome of the election of directors.
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND
THE CORPORATE GOVERNANCE OF THE COMPANY
Our business is managed by the Company’s employees under the direction and oversight of the Board of Directors. Except for Mr. Raina, none of our current Board members is an employee of the Company. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and facilities, and their participation in Board and Board committee meetings. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board limits membership of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to independent, non-management directors.
The Audit Committee exercises oversight responsibility regarding the quality and integrity of our auditing and financial reporting practices. In discharging this responsibility, the Audit Committee, among other things, selects the independent registered public accounting firm, pre-approves the audit and any non-audit services to be provided by the auditors and reviews the results and scope of the annual audit performed by the auditors. The Audit Committee currently consists of Messrs. Bhalla (Chairman), Keller and Benz. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, our Board of Directors has determined that: (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, (2) all current members of the Audit Committee are “independent” as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Bhalla qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes-Oxley Act of 2002. The Audit Committee met five times during 2008. The Audit Committee exercises its authority pursuant to a written charter that was adopted in October 2004 and is attached to this proxy statement as Exhibit A.
The Compensation Committee is responsible for approving compensation of officers and directors and administration of our various employee benefit plans. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.ebix.com. The Compensation Committee currently consists of Messrs. Benz and Keller (Chairman), each of whom is “independent” as that concept is defined in the NASDAQ listing standards. The Compensation Committee met five times during 2008. The Compensation Committee exercises its authority pursuant to a written charter that was adopted in October 2004 and attached to this proxy statement as Exhibit B.

The Corporate Governance and Nominating Committee has responsibility for recommending to the Board of Directors the persons to be nominated for election as directors by stockholders and recommending the persons to be elected by the Board of Directors to fill any vacancies. It also makes recommendations to the Board of Directors concerning the qualifications of members of the Board of Director’s committees, committee member appointment and removal and appointment of committee chairs. In addition, the Corporate Governance and Nominating Committee considers matters of corporate governance generally and reviews and recommends to the Board of Directors, periodically, our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee currently consists of Messrs. Eckert (Chairman) and Herter, each of whom is “independent” as that concept is defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee met once in 2008. See “Nominating Procedures.” The Corporate Governance and Nominating Committee exercises its authority pursuant to a written charter which was adopted in October 2004. Its charter, along with the Audit and Compensation Committee charters and our Corporate Governance Guidelines posted on our website at www.ebix.com.
The Board of Directors held eight meetings during 2008. All of these meetings were conducted via teleconference. All directors attended at least 75% or more of the meetings.
Corporate Governance Practices And Policies
Our Board of Directors has been carefully following the corporate governance developments that have been taking place as a result of the adoption of the Sarbanes-Oxley Act of 2002, the rules adopted thereunder by the Securities and Exchange Commission (SEC), new NASDAQ listing standards and other corporate governance recommendations. In October 2004, our Board designated a new committee, the Corporate Governance and Nominating Committee, and also adopted new charters for the Audit Committee and the Compensation Committee, as well as our Corporate Governance Guidelines.
Our Corporate Governance Guidelines address, among other things, the Board’s composition, qualifications and responsibilities, director education and stockholder communication with directors. These Corporate Governance Guidelines provide that directors are expected to attend our annual meeting of stockholders.
Our Board of Directors also has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller and any other persons designated as senior financial officers. Our Board of Directors also has adopted a Code of Conduct, articulating standards of business and professional ethics, which is applicable to all of our directors, officers and employees. The full texts of the Code of Ethics for Senior Financial Officers and Code of Conduct are available on our website.
Nominating Procedures
The Corporate Governance and Nominating Committee will consider candidates for the Board of Directors from any reasonable source, including stockholder recommendations. The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the proposal. The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. The Corporate Governance and Nominating Committee will consider many factors when considering candidates for election to the Board of Directors, including that the proper skills and experiences are represented on the Board of Directors and its committees and that the composition of the Board of Directors and each such committee satisfies applicable legal requirements and the NASDAQ listing standards. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily by the Corporate Governance and Nominating Committee.
Stockholders who wish to suggest qualified candidates should write to Ebix, Inc., Five Concourse Parkway, Suite 3200, Atlanta, Georgia 30328 specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Corporate Governance and Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

Stockholder Communications
The Board of Directors has provided a means by which stockholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Corporate Compliance Officer of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Corporate Compliance Officer or his designee, may not be forwarded to the directors.
If a stockholder wishes to communicate to the Chairman of the Audit Committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Corporate Compliance Officer at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Corporate Compliance Officer at the Company’s headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary. The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Corporate Compliance Officer at the Company’s headquarters or by telephone at (678) 281-2020.
Independence
We require that a majority of the Board of Directors consist of independent, non-management directors, who also meet the criteria for independence required by the NASDAQ. Under such rules, a director is independent if he or she does not have a material relationship with the Company. Our Board annually evaluates each member’s independence status.
The Board of Directors has determined that as of September 9, 2009, five (5) of the Company’s six (6) incumbent directors are independent, including under NASDAQ guidelines: Messrs. Bhalla, Keller, Benz, Eckert and Herter. Mr. Raina as management director, participate in the Board’s activities and provide valuable insights and advice.
Non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Directors also have access to Company records and files and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

	Common Stock
		Percent of
Name of Beneficial Owner (1)	Ownership	Class
Fidelity Management and Research Company (2)	1,076,991	10.12%
Rennes Foundation (3)	1,058,031	9.94%
Luxor Capital Group, LP (4)	859,088	8.07%
Ashford Capital Management, Inc. (5)	668,150	6.28%
Robin Raina (6)	1,342,541	12.61%
Robert F. Kerris (7)	—	*	%
Pavan Bhalla (8)	37,125	*	%
Hans Ueli Keller (9)	31,950	*	%
Hans U. Benz (10)	27,000	*	%
Neil D. Eckert (11)	27,000	*	%
Rolf Herter (12)	27,000	*	%

All directors, executive officers and nominees as a group (7 persons)		14.02%

*	Less than 1%.

(1)	The following table sets forth, as of September 9, 2009, the ownership of our Common Stock by each of our directors, by each of our Named Executive Officers (as defined on page 12), by all of our current executive officers and directors as a group, and by all persons known to us to be beneficial owners of more than five percent of our Common Stock. The information set forth in the table as to the current directors, executive officers and principal stockholders is based, except as otherwise indicated, upon information provided to us by such persons. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares shown below as beneficially owned by such person.

(2)	Ownership consists of shares of our common stock beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC (“Fidelity”), in its capacity as an investment advisor, as disclosed on its joint Schedule 13G/A, dated June 9, 2009, as filed with the SEC. Fidelity reports that sole dispositive power resides in Edward C. Johnson, III and FMR LLC. The address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	The address of the Rennes Foundation is Aeulestrasse 38, FL 9490 Vaduz, Principality of Liechtenstein. The address and information set forth in the table as to this stockholder are based on a Schedule 13G filed by this stockholder on April 2, 2008.

(4)	Ownership consists of shares of the Company’s common stock beneficially owned by Luxor Capital Partners, LP, Luxor Capital Partners Offshore, Ltd., Luxor Capital Group, LP, Luxor Management, LLC, LCG Holdings, LLC and Christian Leone (collectively “Luxor”), as investment managers and investment advisers as disclosed on its joint filing on Schedule 13G dated June 30, 2009 as filed with the SEC. Luxor reports that it has shared voting power with respect to 859,088 shares and shared investment power as to 859,088 shares. The address of Luxor Capital Partners, LP, Luxor Capital Group, LC, Luxor Management, LLC, LCG Holdings, LLC and Christian Leone is 767 Fifth Avenue, 19th Floor, New York, New York 10153, and the address of Luxor Capital Partners Offshore, Ltd. is M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(5)	The address of Ashford Capital Management, Inc. is P. O. Box 4172, Wilmington, Delaware 19807. The address and information set forth in the table as to this stockholder are based on a Schedule 13G filed by this stockholder on February 14, 2009. Ashford Capital Management Inc. has the sole power to direct the vote of 688,150 shares of our stock, the shared power to vote none of our shares of common stock, the sole power to dispose or to direct the disposition of 633,150 shares of our common stock and the shared power to dispose or direct the disposition of none of our shares of common stock.

(6)	Mr. Raina’s ownership includes 91,484 shares of restricted stock as well as options to purchase 1,230,003 shares of our common stock which are exercisable as of September 9, 2009, or that will become exercisable within 60 days after that date. The address of Mr. Raina is 5 Concourse Parkway, Suite 3200, Atlanta, Georgia 30328.

(7)	Mr. Kerris’ ownership includes 0 shares of restricted stock as well as options to purchase 0 shares of our common stock which are exercisable as of September 9, 2009, or that will become exercisable within 60 days after that date.

(8)	Mr. Bhalla’s ownership includes options to purchase 23,055 shares of our common stock which are exercisable as of September 9, 2009, or that will become exercisable within 60 days after that date.

(9)	Mr. Keller’s ownership includes options to purchase 17,880 shares of our common stock which are exercisable as of September 9, 2009, or that will become exercisable within 60 days after that date.

(10)	Mr. Benz’s ownership includes options to purchase 12,930 shares of our common stock which are exercisable as of September 9, 2009, or that will become exercisable within 60 days after that date.

(11)	Mr. Eckert’s ownership includes options to purchase 12,930 shares of our common stock which are exercisable as of September 9, 2009, or that will become exercisable within 60 days after that date.

(12)	Mr. Herter’s ownership includes options to purchase 12,930 shares of our common stock which are exercisable as of September 9, 2009, or that will become exercisable within 60 days after that date.

PROPOSAL 1: ELECTION OF DIRECTORS
Our bylaws provide for a Board of Directors consisting of not less than four, nor more than eight, directors. The number of directors has been set as six (6), each of which will be elected at the Annual Meeting. The directors elected will hold office until their successors are elected (which should occur at the next Annual Meeting) and qualified, unless they die, resign or are removed from office prior to that time. In the absence of specific instructions, executed proxies which do not indicate for whom votes should be cast will be voted “FOR” the election of the nominees named below as directors. In the event that any nominee is unable or declines to serve as a director (which is not anticipated), the proxyholders will vote for such substitute nominee as the Board of Directors recommends or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.
Set forth below is information as to each nominee for director, including age, principal occupation and employment during the past five years, directorships with other publicly-held companies, and period of service as a member of our Board of Directors. Our Board of Directors has determined that all of our non-employee directors and nominees (all of the directors and nominees other than Robin Raina, our Chairman, President and Chief Executive Officer to Ebix, Inc.) are “independent” as that concept is defined in the NASDAQ listing standards.
ROBIN RAINA, 43, has been a director at Ebix since February 2000. Mr. Raina joined Ebix, Inc. in October 1997 as our Vice President – Professional Services and was promoted to Senior Vice President—Sales and Marketing in February 1998. Mr. Raina was promoted to Executive Vice President, Chief Operating Officer in December 1998. Mr. Raina was appointed President effective August 2, 1999, Chief Executive Officer effective September 23, 1999 and Chairman in May 2002. Prior to joining us, from 1990 to 1997, Mr. Raina held senior management positions for Mindware, an international technology consulting firm, serving in Asia and North America. While employed by Mindware, Mr. Raina was responsible for managing projects for multinational corporations, including setting up offshore laboratories, building intranets, managing service bureaus and support centers, providing custom programming, and year 2000 conversions. Mr. Raina holds an Industrial Engineering degree from Thapar University in Punjab, India.
HANS U. BENZ, 63, has been a director at EBIX since 2005. From 2001 to 2005 Mr. Benz was President of the holding of the BISON GROUP, a Swiss corporation that develops and implements process oriented business solution software in Europe. Prior to this position and from 1995 to 2001 he was President of a Swiss banking software development company belonging to the UBS Group. Previously Mr. Benz was with the private bank of Coutts & Co., Zürich as Senior Vice President and was also head of their global IT organization as a part of their larger worldwide NatWest IT organization. His former business experience extends from wholesale and retail industry to the Swiss private insurance industry as founding partner in a national data center.
PAVAN BHALLA, 46, has been a director since June 2004. Mr. Bhalla currently serves as Vice President of Finance for Hewitt Associates, and has been in this role since December 2008. Prior to this position he was Hewitt Associates’ Corporate Controller and served in that position from July 2006 to November 2008. Previously Mr. Bhalla served as Senior Vice President of Finance for MCI Inc. and in this capacity oversaw financial management of MCI’s domestic retail business units from August 2003 until joining Hewitt Associates, Inc. Before joining MCI in August 2003, Mr. Bhalla spent over seven years with BellSouth Corporation serving in a variety of executive positions, including Chief Financial Officer of BellSouth Long Distance Inc. from 1999 to 2002, Corporate Controller of BellSouth Cellular Corp. from 1997 to 1999, and Regional Director of Finance of BellSouth Cellular Corp. from 1996 to 1997.
NEIL D. ECKERT, 47, has been a director since 2005. Mr. Eckert was nominated by Brit to serve on the Company’s board of Directors under an agreement between the Company and Brit. Mr. Eckert is currently a director of Brit Insurance Holdings, plc. Until April 2005, he served as Chief Executive Officer of Brit and had been such since 1999. In 1995, he co-founded Brit as a listed investment trust company. Mr. Eckert is also Non-Executive Chairman of Design Technology and Innovation Limited, a patenting and intellectual property company, and a director of Ri3K, an internet hub for reinsurance. He is also Chief Executive Officer of Climate Exchange, a London Stock Exchange AIM listed company trading carbon credits, and Chairman of Trading Emissions plc and Econerby plc both publicly listed companies.
ROLF HERTER, 46, has been a director since 2005. Mr. Herter is the managing partner of Streichenberg, Attorneys at Law in Zurich, Switzerland. Streichenberg is a mid-sized commercial law firm, and Mr. Herter has been managing partner since 2004. Mr. Herter’s practice consists, among others, of representation for information technology companies, both private and publicly held. He has served on the board of directors of several companies and is currently serving as a member of the board of directors of IC Company’s Switzerland AG and Roccam Rocca Asset Management AG. He also serves as a supervisor of investments for several Swiss and German companies.

HANS UELI KELLER, 58, has been a director since 2004. Mr. Keller has spent over 20 years with Zurich-based Credit Suisse, a global financial services company, serving as Executive Board Member from 1997 to 2000, head of retail banking from 1993 to 1996, and head of marketing from 1985 to 1992. He is presently also serving as Chairman of the Board of both Swisscontent Corp. AG and Engel & Voelkers Commerical, Switzerland.
Required Vote
The six nominees receiving the highest number of votes will be elected to the Board of Directors. Stockholders do not have the right to cumulate their votes in the election of directors.
Board Recommendation
Our Board of Directors recommends that you vote “FOR” the election of the nominees for director listed above.
DIRECTOR COMPENSATION
Discussion of Director Compensation
Following each Annual Meeting of our stockholders, non-employee members of the board of directors are typically granted an option to purchase 9,000 shares of common stock at an exercise price per share of 100% of the fair market value for each share of common stock on the date of the grant. In the past, option grants have become exercisable in the following manner: 2,249 options are exercisable one year from their grant date and the remaining options then vest in quarterly amounts over the next 3 year period. Each grant of options has a term of five years beginning on the date of grant.
On December 12, 2008, the board of directors granted to each non-employee director 9000 stock options. Such grants were made pursuant to board’s policy set forth on November 11, 2007. Each non-employee director received an annual cash retainer of $14,000 during 2008. Mr. Keller and Benz received $5,000 following the annual meeting of stockholders on September 26, 2008 for serving on both the Audit and Compensation Committees. The Audit Committee Chairman, Mr. Bhalla received cash compensation of $5,000 following the September 26, 2008 meeting.
On November 11, 2007, the board of directors met and decided to double the amount of options granted to each non-employee director it to 9000 stock options after each annual meeting of stockholders. During 2007, however, no stock options or restricted stock were granted to any non-employee director. On February 8, 2008, the board of directors granted to each non-employee director 9000 stock options. Such grants were made pursuant to board’s policy set forth on November 11, 2007. Each non-employee director received an annual cash retainer of $14,000 during 2007. Mr. Keller and Benz received $5,000 following the annual meeting of stockholders on November 15, 2007 for serving on both the Audit and Compensation Committees. The Audit Committee Chairman, Mr. Bhalla received cash compensation of $5,000 following the November 15, 2007 meeting.
On October 20, 2006, the Company held the annual meeting of stockholders. Immediately following that annual meeting of stockholders, each non-employee director received options to purchase 4,500 shares of Common Stock, including the options automatically awarded under the 1998 Director Option Plan, at an exercise price per share of 100% of the fair market value of a share of Common Stock on the date of the grant. These options become exercisable on the last day of each of the four calendar quarters beginning with the first calendar quarter ending on or after the date of the grant, and have a term of ten years beginning on the date of grant. In addition, each non-employee director is to receive an annual cash retainer of $14,000. Each member of the Audit Committee and Compensation Committee, other than its Chairman, received cash compensation of $3,000 in 2006. Mr. Keller and Benz received $5,000 following the October 20, 2006 meeting for serving on both the Audit and Compensation Committees. The Audit Committee Chairman, Mr. Bhalla received cash compensation of $5,000 following the October 20, 2006 meeting.

Director Compensation Chart
Director Compensation

					Change in
					Pension Value
	Fees				and
	Earned or		Option	Non-Equity	Nonqualified
	Paid in	Stock	Awards	Incentive Plan	Deferred	All Other
Name	Cash	Awards	($)	Compensation	Compensation	Compensation	Total
(a)	($)	($)	(1)	($)	Earnings	($)	($)
Pavan Bhalla	$19,000	None	$17,182	None	None	None	$36,182
Hans Ueli Keller	$19,000	None	$17,182	None	None	None	$36,182
Hanz U. Benz	$19,000	None	$23,765	None	None	None	$42,765
Neil D. Eckert	$14,000	None	$25,667	None	None	None	$39,667
Rolf Herter	$14,000	None	$23,765	None	None	None	$37,765

(1)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) and thus may include amounts from awards granted prior to 2008.
The following table lists below the aggregate number of outstanding options held by each director as of December 31, 2008:

Aggregate Stock Option
Awards at Year End
Pavan Bhalla	37,125
Hans Ueli Keller	31,950
Hanz U. Benz	27,000
Neil D. Eckert	27,000
Rolf Herter	27,000
EXECUTIVE OFFICERS
We have two executive officers, Robin Raina and Robert F. Kerris. Information as to Mr. Raina is provided above.
ROBERT F. KERRIS, 55, joined the Company as Chief Financial Officer and Corporate Secretary on October 22, 2007. Prior to joining the Company, Mr. Kerris was Chief Financial Officer at Aelera Corporation. He held this position from May 2006 to October 2007. Previously he was a Financial Vice President at Equifax, Inc. from November 2003 to April 2006, Corporate Controller at Interland, Inc. from September 2002 to October 2003 and held senior financial management positions at AT&T, BellSouth, and Northern Telecom. Mr. Kerris is a licensed certified public accountant and holds an accounting and economics degree from North Carolina State University.
EXECUTIVE COMPENSATION
Compensation Disclosure and Analysis
Objectives and Goals
The objectives of the committee has been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Company, thereby contributing to long-term stockholder value.

• Simplicity. The committee believes that a compensation package with three major elements of compensation is the simplest approach consistent with the Company’s goals. The Company generally does not utilize special personal perquisites such as private jets, payment of country club dues, Company-furnished motor vehicles, permanent lodging or defrayment of the cost of personal entertainment.
• Internal Equity. Internal equity has generally been evaluated based on an assessment of the relative contributions of the members of the management team. In 2008, the committee did not undertake any formal audit or similar analysis of compensation equity with respect to either the CEO relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. However, the committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executives is consistent with such differences found in the Company’s insurance services peer group and the market for executive level personnel for public companies of similar size.
• External Competitiveness. The committee believes it is important to management retention and morale that compensation be competitive with our competitors. As a part of that exercise, the committee hired an outside compensation consultant to review the competitive landscape and to establish transparent criterion for CEO compensation. Based on the consultant’s report and the contributions provided by individual board members, based on their business experiences, the compensation committee established a transparent plan for CEO compensation. The plan was unanimously adopted by the board of directors.
Major Compensation Components
The principal components of compensation for our executive officers are base salary, short-term incentives, generally in the form of cash bonus programs, and long-term incentives, generally in the form of equity-based awards such as stock awards. We believe the Company’s goals are best met by utilizing an approach to compensation with these three distinct elements.
• Base Salaries. The Company’s base salaries are intended to be consistent with the committee’s understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position, and the expertise and experience of the executive officer. Salary adjustments reflect the committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Company.
• Short-Term Incentives. The short-term incentive for an executive is the opportunity to earn an annual cash bonus. The committee has concluded that bonus payments should be primarily based on the achievement of specific predetermined profit and expense control targets while a smaller portion should be discretionary based on the committee’s evaluation of an executive’s individual performance in specific qualitative areas. We do not disclose specific profit and expense control targets or other specific quantitative or qualitative performance related factors. Such targets and information are intended as a way to allocate risk and reward in the best manner to motivate the Company’s management. Likewise, such targets may be subject to change based on subsequent developments or may be dependent on events or assumptions which are, either in whole or in part, beyond the control of the Company or the named officer.
Short-term incentive compensation is generally based on three performance criteria: (a) profitability, (b) revenue growth, and (c) other specific performance criteria. Under the short-term incentive plan for the fiscal year ended December 31, 2008, an incentive bonus of $1,300,000 was awarded to Robin Raina but has not been paid as of March 30, 2009, and a $30,000 bonus was paid to Robert Kerris.
When determining bonuses for executive officers, we particularly took into account two factors, Ebix’s performance as compared to its industry peers and the increased operating income performance. Potential bonuses, as a percentage of base salary, were higher for our principal executive officer and principal financial officer, reflecting their greater responsibility for and greater ability to influence the achievement of targets.

The following table sets forth for each named executive officer, the bonus percentage potentially attributable to performance targets and the percentage attributable to the committee’s discretion. The committee has the authority to adjust, waive or reset targets.
The following chart sets forth information regarding the actual annual cash incentive awards made to Robin Raina and Robert Kerris, the Company’s named executive officers.

	Award	Target		Actual	Actual
	Percentage	Incentive		Annual	Incentive
	Subject to	Award as a	Actual	Incentive	Award as a
	Objective/	Percentage	Annual	Award as a	Percentage
	Subjective	of Base	Incentive	Percentage	of Base
Short Term Incentive Plan Participant	Criteria	Salary	Award	of Target	Salary
(Name and Position)	(%)	(%)	($)	(%)	(%)
Robin Raina, Chairman of the Board and Chief Executive Officer	100/-	164%	1,900,000	211%	346%
Robert F. Kerris, Chief Financial Officer and Corporate Secretary	100/-	22%	30,000	100%	22%
• Long-Term Incentives. While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the stockholders.
• Types of Equity Awards and Criteria for Award Type Selection. Prior to 2005, we relied heavily on stock options to provide incentive compensation to our executive officers and other key employees and to align their interests with those of our stockholders. Based on changes in U.S. accounting rules and a general trend toward increased use of restricted stock and decreased use of stock options, the committee has increased the number of awards using restricted stock and decreased the number utilizing stock options. For the immediate future, we intend to rely primarily on restricted stock grants to provide long-term incentive compensation to our officers and key employees, without excluding the possibility of continuing to also grant stock options as a form of incentive compensation.
• Criteria for Award Amounts. In considering whether to grant equity incentives, the committee looks at a variety of factors, with no formal weighting assigned to any single factor or group of factors. The committee evaluates equity incentive awards made by our competitors (both individually and as part of a comparative compensation analysis), other insurance services and technology companies, historical levels of the Company’s equity incentives, the extent to which value under the award is subject to risk, whether the award vehicle has intrinsic value, and the need to motivate and retain persons eligible to participate under the Company’s plans.
• Vesting and Holding Periods for Equity Incentive Compensation. As a means to encourage long term thinking and encourage continued employment with us, the Company’s equity awards are usually subject to a multi-year vesting period. Historically, our grants of stock options and restricted stock have vested over a three year period and the committee anticipates that future awards will continue to be subject to multi-year vesting, most likely for similar three year periods. Historically, the Company has not imposed minimum equity ownership requirements for equity compensation awarded to its executive officers, nor has it required any continued ownership of the securities issued pursuant to such awards after vesting. The committee continues to evaluate whether such a policy of minimum stock ownership levels or award retention should be implemented and the potential parameters for any award retention policy. It is anticipated that any such policy would provide for sales in the event of hardship and sales sufficient to generate sufficient income to pay taxes in connection with the award or other awards. The Committee does not anticipate making any determination on whether to implement any such policies or the scope of any such policies before the summer of 2009.

Equity Awards in 2008
In 2008, no stock options and 16,074 shares of restricted stock were granted to the named executive officers of the Company.
Other Compensation Components
Company executives are eligible to participate in the Company’s health care, insurance and other welfare and employee benefit programs, which are the same for all eligible employees, including Ebix’s executive officers.
Use of Employment and Severance Agreements
In the past, the committee has determined that competitive considerations merit the use of employment contracts or severance agreements for certain members of senior management. Presently, however, no member of senior management is employed under an employment contract.
Recapture and Forfeiture Policies
Historically the Company has not had formal policies with respect to the adjustment or recapture of performance based awards where the financial measures on which such awards are based or to be based are adjusted for changes in reported results such as, but not limited to, instances where the Company’s financial statements are restated. The committee does not believe that repayment should be required where the Plan participant has acted in good faith and the errors are not attributable to the participant’s gross negligence or willful misconduct. In such later situations, the committee believes the Company has or will have available negotiated or legal remedies. However, the committee may elect to take into account factors such as the timing and amount of any financial restatement or adjustment, the amounts of benefits received, and the clarity of accounting requirements lending to any restatement in fixing of future compensation.
Deductibility of Compensation and Related Tax Considerations
As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.
• Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits to $1 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers, other than the chief executive officer. However, “performance-based” compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, are approved by a majority of the corporation’s stockholders, and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

Although the Company’s stock option plans generally have been structured with the goal of complying with the requirements of Section 162(m), and the compensation committee believes the stock options and restricted stock grants awarded there under should qualify as “performance-based” compensation exempt from limitations on deductibility under Section 162(m), the deductibility of any compensation was not a condition to any compensation decision. The Company does not expect its ability to deduct executive compensation to be limited by operation of Section 162(m). However, due to interpretations and changes in the tax laws, some types of compensation payments and their deductibility depend on the timing of an executive’s vesting or exercise of previously granted rights and other factors beyond the compensation committee’s control which could affect the deductibility of compensation.
The compensation committee will continue to carefully consider the impact of Section 162(m) when designing compensation programs, and in making compensation decisions affecting the Company’s Section 162(m) covered executives. We fully expect the majority of future stock awards will be excludable from the Section 162(m) $1 million limit on deductibility. Nonetheless, the compensation committee believes that in certain circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Accordingly, it may award compensation in excess of the deductibility limit, with or without requiring a detailed analysis of the estimated tax cost of non-deductible awards to the Company. Given our dynamic and rapidly changing industry and business, as well as the competitive market for outstanding leadership talent, the compensation committee believes it is important to retain the flexibility to design compensation programs consistent with its compensation philosophy for the Company, even if some executive compensation is not fully deductible.
• Section 280G. Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain shareholders and certain highly-compensated employees if the payments are contingent on a change of control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).
Chief Executive Officer Compensation
The compensation policies described above apply equally to the compensation of the Chief Executive Officer (“CEO”).
Committee Conclusion
Attracting and retaining talented and motivated management and employees is essential to create long-term stockholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of the Company’s CEO and other executive officers with those of stockholders. The committee believes that Ebix’s 2008 compensation program met these objectives. Likewise, based on our review, the committee finds the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) to the Company’s CEO and other named executive officer in the aggregate to be reasonable and not excessive.
Compensation Committee and Management Review and Authorization
The compensation committee has reviewed the above Compensation Disclosure and Analysis with the Company’s Chief Executive Officer and Chief Financial Officer. Based on a review of this Compensation Disclosure and Analysis report and discussion with the compensation committee, the Company’s Chief Executive Officer and Chief Financial Officer have approved the inclusion of the Compensation Disclosure and Analysis report in this proxy statement.

Authorization
This report has been submitted by the compensation committee:
Hans U. Benz and Hans Ueli Keller
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Summary Compensation Table

									Change in
									Pension Value
									and
									Nonqualified
					Stock			Non-Equity	Deferred
Name and					Awards		Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus		($)		Awards	Compensation	Earnings	Compensation
Position	Year	($)	($)		(1)		($)	($)	($)	($)		Total
Robin Raina, President,	2008	$550,000	$1,900,000	(5)	$307,319	(1)		N/A	N/A	$24,450	(4)	$2,781,769
Chief Executive Officer	2007	$475,000	$1,050,000		$153,595	(2)				$3,300		$1,681,895
and Chairman of the Board	2006	$400,000	$700,000		$84,417	(3)				$3,300		$1,187,711
Richard J. Baum, Executive	2008	$—	$—		$—			N/A	N/A	$—		$—
Vice President—Chief	2007	$110,000	$—		$—					$—		$110,000
Officer and Secretary	2006	$220,000	$135,000		$49,500					$3,300		$407,800
Carl Serger, Senior Vice	2007	$98,750	$41,250		$—			N/A	N/A	$—		$142,100
President—Chief Financial Officer and Secretary
Robert Kerris, Senior Vice	2008	$135,000	$30,000		$—			$ N/A	N/A	$2,250		$167,249
President—Chief Financial	2007	$25,962	—		$—			$ N/A	N/A	$—		$25,962
Officer and Secretary
Footnotes

(1)
During March 2008, the Compensation Committee of the Board of Directors of the Company gave final approval to award 16,074 shares of restricted stock to Robin Raina, the Company’s Chairman, Chief Executive Officer and President. This award was made pursuant to the 2006 incentive compensation program (the “2006 Program”) approved by the Company’s Board of Directors. The number of shares of restricted stock issued to Mr. Raina represent approximately 25% of the aggregate of the his total salary and cash bonus compensation earned for 2007, divided by the market price of the Company’s stock on March 24, 2008. This is the date that the Compensation Committee of the Board of Directors approved the restricted stock grant. The Company recognized compensation expense of approximately $96,000, $139,000, $55,000 and $17,000 related to these shares during the year ended December 31, 2008.

(2)
During May 2007, the Compensation Committee of the Board of Directors of the Company gave final approval to award 25,503 shares of restricted stock to Robin Raina, the Company’s Chairman, Chief Executive Officer and President. Likewise, on November 11, 2007, the Compensation Committee of the Board of Directors of the Company gave final approval to award 7,500 shares of restricted stock to Mr. Raina. These awards were made pursuant to the 2006 incentive compensation program (the “2006 Program”) approved by the Company’s Board of Directors. These number of shares of restricted stock issued to Mr. Raina represent approximately 23% and 12% of the aggregate of the his total salary and cash bonus compensation earned for 2006 and 2007, respectively, divided by the market price of the Company’s stock on May 9, 2007 and November 11, 2007, respectively. These are the dates that the Compensation Committee of the Board of Directors approved the restricted stock grants. The Company recognized compensation expense of approximately $65,000, $55,000 and $34,000 related to these shares during the year ended December 31, 2007.

(3)
On February 3, 2006, the Compensation Committee of the Board of Directors of the Company gave final approval to awards of 25,062 shares of restricted stock to Robin Raina, the Company’s Chairman, Chief Executive Officer and President, and 7,518 shares of restricted stock to Richard J. Baum, the Company’s Executive Vice President, Chief Financial Officer and Secretary, under the Company’s 1996 Incentive Plan. The awards were made pursuant to a 2005 incentive compensation program (the “2005 Program”) approved by the Company’s Board of Directors. In accordance with the 2005 Program, the number of shares of restricted stock issued to each of Messrs. Raina and Baum represents 15% of the aggregate of the total salary and cash bonus compensation earned by him for 2005 (such aggregate compensation being $1,100,000 in the case of Mr. Raina and $330,000 in the case of Mr. Baum), divided by the market price of the Company’s stock on February 3, 2006, the date the Board approved the restricted stock grants. The Company recognized compensation expense of approximately $33,761, $50,417 and $49,500 related to these shares during the year ended December 31, 2006.

(4)	For 2008 Company matching grant made pursuant to 401(k) Plan of $3,450, additional dependant medical insurance of $11,000, partial property tax payment of $4,000 and conveyance expense of $6,000.

(5)	As of March 30, 2009 $1,300,000 of the 2008 bonus awarded to Mr. Raina had yet to be paid.
Grants of Plan-Based Award

All
Other
Stock
								Awards:	All Other
		Estimated Future			Estimated Future			Number	Option
		Payments Under Non			Payouts Under Equity			of	Awards:	Exercise
		Equity Incentive			Incentive Plan			Shares	Number of	or Base
		Awards			Awards			of	Securities	Price of
		Thresh-		Maxi-	Thresh-		Maxi-	Stock or	Underlying	Option	Full Grant
	Grant	old	Target	mum	old	Target	mum	Units	Options	Awards	Date Fair
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Value
Robin Raina, President, Chief Executive Officer and Chairman of the Board	03/24/08	—	—	—	—	—	—	16,074	—	—	$375,006
Carl Serger, Senior Vice President—Chief Financial Officer and Secretary		—	—	—	—	—	—	—	—	—	—
Robert Kerris, Senior Vice President—Chief Financial Officer and Secretary		—	—	—	—	—	—	—	—	—	—
Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or
								Number	Payout
			Equity					of	Value of
			Incentive					Unearned	Unearned
			Plan			Number of		Shares,	Shares,
			Awards:			Shares or	Market	Units or	Units or
	Number of	Number of	Number of			Units of	Value of	Other	Other
	Securities	Securities	Securities			Stock	Shares or	Rights	Rights
	Underlying	Underlying	Underlying			That	Units of	That	That
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Have	Have
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(1)	($)	(#)	($)
Robin Raina, President, Chief						46,431	$1,109,700
Executive Officer and	67,500			$17.75	8-4-2009
Chairman of the Board	330,000	—	—	$1.78	9-16-2013
	375,000	—	—	$1.87	8-23-2012
	72,189	—	—	$2.17	2-1-2011
	62,814	—	—	$2.17	2-1-2011
	240,000	—	—	$2.17	2-1-2011
	150,000	—	—	$5.25	4-2-2014
						—	$—
Carl Serger, Senior Vice President—Chief Financial Officer and Secretary	—	—	—	—	—	—	—
Robert Kerris, Senior Vice President—Chief Financial Officer and Secretary	—	—	—	—	—	—	—
Footnote

(1)
Robin Raina has been awarded restricted stock grants by the Compensation Committee: (i) a grant of 25,062 shares of Company common stock on February 3, 2006 of which 8,352 shares were unvested as of December 31, 2008; (ii) a grant of 25,503 shares of Company common stock on May 9, 2007 of which 17,004 shares were unvested as of December 31, 2008; a grant of 7,500 shares of Company common stock on November 11, 2007 of which 5,001 shares were unvested as of December 31, 2008; (iv) a grant of 16,074 shares of Company common stock on March 24, 2008 of which 16,074 were unvested as of December 31, 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired	on	Acquired	on
Name	on Exercise	Exercise	on Vesting	Vesting
(a)	(#)	($)	(#)	($)
Robin Raina, President, Chief Executive Officer and Chairman of the Board	19,749	$288,400	29,109	$806,278
Carl Serger, Senior Vice President—Chief Financial Officer and Secretary	N/A	N/A	N/A	N/A
Robert Kerris, Senior Vice President—Chief Financial Officer and Secretary	N/A	N/A	N/A	N/A
Pension Benefits and Nonqualified Deferred Compensation
The Company does not generally offer non-tax qualified pension benefit plans or nonqualified deferred compensation to its officers, and none of its named executive officers currently participate or have participated in any non-tax qualified pension benefit plans or nonqualified deferred compensation plan during the past fiscal year.

Robin Raina’s 2009 Compensation Arrangement
On March 25, 2009, all of the Company’s independent directors unanimously approved the recommendation of its Compensation Committee to provide Mr. Raina, $900,000 in accordance with a previously approved an incentive bonus plan based on Ebix’s revenue and net income results for 2008, and an additional bonus compensation of $400,000 as a result of Mr. Raina’s surpassing of expectations under such plan. The independent directors also voted unanimously to award Mr. Raina 14,680 shares of restricted stock. This grant of restricted stock will vest equally over a period of three years beginning on the first anniversary of the date of grant.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee are Messrs. Benz and Keller, none of whom are officers or employees of the Company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Rahul Raina, is the Company’s Vice President of Business Process Outsourcing and the brother of Robin Raina, our Chairman of the Board, President, and Chief Executive Officer. During 2008 he was paid a salary of $120,000 and received a restricted stock grant on April 14, 2008 of 1,209 shares of common stock at a price of $24.83 per share, which was the fair market value of the stock on the date of the grant.

REPORT OF AUDIT COMMITTEE
The authority, duties and responsibilities of the Audit Committee of the Board of Directors of the Company are set forth in detail in the written Audit Committee charter, which was adopted by the Board of Directors of the Company and which complies with the applicable rules of the NASDAQ. The Audit Committee has three members, each of whom is independent, under both the applicable rules of the NASDAQ as well as the Company’s corporate governance policies. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Pavan Bhalla has been identified as an “Audit Committee Financial Expert”. The Audit Committee met five times during 2008.
The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee charter is attached to this proxy statement as Exhibit A and is available on the Company’s website, www.ebix.com.
The Company’s management is responsible for preparing the Company’s financial statements and has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for auditing the financial statements. The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2008 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, and amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with maintaining the independent registered public accountants’ independence. The Audit Committee has concluded that the independent registered public accountants are independent from the Company and its management.
In addition, the members of the Audit Committee reviewed, and the chairman of the committee discussed with management and Cherry, Bekaert & Holland LLP (“CB&H”) (the Company’s independent registered public accounting firm), the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.
Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of CB&H are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by CB&H require pre-approval by the Audit Committee in accordance with pre-approved procedures established by the Audit Committee. The procedures require all proposed engagements of CB&H for services of any kind to be directed to the Company’s Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any services.
In fiscal 2008 100% of the audit fees, audit related fees and tax fees were approved either by the Audit Committee or its designee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible. Further, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits.

As a result of the reviews and discussions with management and CB&H referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.
This report has been submitted by the Audit Committee:
Respectfully submitted,
The Members of the Audit Committee
Pavan Bhalla
Hans Ueli Keller
Hans U. Benz
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As stated above, CB&H was engaged to perform the Company’s annual audit for the fiscal year ended December 31, 2008 and is expected to continue to provide audit services to the Company for fiscal 2009. It is anticipated that a representative of CB&H will be present at the annual meeting of shareholders to respond to appropriate questions and to make a statement if such representatives so desire.
The Company’s Audit Committee annually appoints the independent registered public accounting firm for the Company after receiving the formal recommendation of its audit committee.
On January 14, 2008, Ebix (the “Company”) was informed by Miller Ray Houser & Stewart, LLP, (“MRHS”) the Company’s independent registered public accounting firm, that MRHS had been acquired by Habif, Arogeti & Wynne, LLP (“HA&W”) and that from henceforward HA&W would serve as the Company’s independent registered public accounting firm. HA&W served as Ebix’s registered public accountants for the year ended December 31, 2007.
On December 12, 2008, the Company received notice from HA&W of its decision not to stand for re-appointment as its independent registered public accountant for the fiscal year ending December 31, 2008. As a result of the receipt of such notice, the client-auditor relationship between Ebix and HA&W promptly ended. Prior to receiving HA&W’s notification, the members of the Audit Committee of the Company’s Board of Directors had not approved a decision to reappoint HA&W. The Audit Committee had been considering the possibility of engaging other independent registered public accounting firms, so as to explore opportunities to reduce the Company’s audit cost structure. There were no disagreements between the Company and HA&W on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of HA&W, would have caused HA&W to make reference thereto in their reports on the financial statements for such fiscal year or subsequently.
Since HA&W had been retained as Ebix’s independent registered public accounting firm, its reports in the financial statements of Ebix including those for the fiscal year ended December 31, 2007 and any subsequent interim period through the date the relationship with HA&W ended, have not contained an adverse opinion or disclaimer of opinion, nor were any such reports qualified or modified as to uncertainty, audit scope, or accounting principles.
During the period of the Company’s engagement of HA&W, there were no reportable events as defined in Item 304(a)(1)(v)(A) through (D) of Regulation S-K, no disagreements with HA&W on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of HA&W, would have caused HA&W to make reference to the subject matter in connection with its opinion on the Company’s consolidated financial statements for such years.

The Company authorized HA&W to fully respond to any inquires of the CB&H.
On January 2, 2009 the Audit Committee of the Board of Directors of Ebix, Inc. (“Ebix” or the “Company”) approved the appointment of CB&H as the Company’s principal independent registered public accounting firm.
During the past two fiscal years ending December 31, 2007 and 2008 and thru January 2, 2009:
•
The Company did not consult CB&H regarding either the application of accounting principals to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements;

•
Neither a written report nor oral advice was provided to the Company by CB&H that CB&H concluded was an important factor considered by the Company in reaching a decision on an accounting or financial reporting issue; and,

•
The Company did not consult with CB&H regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as that term is defined in Rule 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm Fees
The following table presents fees billed for professional services rendered for the audit of our annual financial statements for 2008 and 2007 and fees billed for other services rendered during 2008 and 2007 by HA&W and CB&H, our independent registered public accounting firms during these periods.

Services Rendered by Habif, Arogeti & Wynne, LLP	2008	2007
Audit Fees (1)	$313,848	$41,000
Audit Related Fees (2)	$156,128	$7,900
Tax Fees (3)	$69,121	$—
All Other Fees	$2,249	$4,100

Services Rendered by Cherry, Bekaert & Holland, LLP	2008	2007
Audit Fees (1)	$262,500	$—
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees (4)	$1,200	$—

(1)	Including fees for the audit of our annual financial statements included in our Form 10-K and reviews of the financial statements in our Forms 10-Q, but excluding audit-related fees.

(2)	Includes fees related to the audit of a recently acquired business.

(3)
Includes fees for the analysis of any potential IRC Section 382 limitations on NOL carryovers; also includes fees for the preparation of tax returns of an acquired business for the period prior to the effective date of the business combination.

(4)	Fee for the research pertaining to the interpretation and treatment of a certain debt related put option.
The Audit Committee or its designee considered and pre-approved all of the above-referenced fees and services. Pursuant to a policy adopted by our Board of Directors, the Audit Committee requires advance approval of all audit services and permitted non-audit services to be provided by the independent registered public accounting firm as required by the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more than ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish us with copies of all such Section 16(a) reports that they file. Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to us and/or representations by certain executive officers and directors that no such reporting forms were required for them, we believe that, during 2008, all of our directors, officers and more-than-ten-percent beneficial owners filed all required reports on a timely basis except for the failure of the Rennes Foundation to timely file a Form 3 with respect to its current beneficial ownership interests, and Mssers. Bhalla, Benz, Eckert, Herter and Keller who failed to promptly file Form 4s after their grants of stock options on December 12, 2008.
OTHER MATTERS
We know of no matters to be brought before the Annual Meeting other than those described above. If you execute the enclosed proxy and any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.
COST OF SOLICITATION
We will pay for the cost of soliciting proxies, which also includes the preparation, printing, mailing and tabulation of this proxy statement. We will solicit proxies primarily through the mail, but certain of our directors and employees may also solicit proxies by telephone, telegram, telex, telecopy or personal interview. Employees who solicit proxies for us will not receive any additional pay for their services other than their regular compensation. BNY Mellon Investor Services (“Mellon”), our transfer agent, and Mediant Communications (“Mediant”), our proxy agent will assist us in the solicitation of proxies from brokers and nominees. We do not anticipate the fees paid to either Mellon or Mediant, will be greater than standard market rates, individually.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF
DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
We plan to hold our 2010 annual meeting of stockholders during the month of October. Any proposal of a shareholder intended to be presented at the 2010 annual meeting of shareholders must be received by us for inclusion in the proxy statement and form of proxy for that meeting no later than May 21, 2010, 120 days before the anniversary of the date of this proxy statement. If any proposal is submitted after that date, we are not required to include it in our proxy materials. Proposals should be submitted to the following address:
Corporate Secretary
Ebix, Inc.
Five Concourse Parkway, Suite 3200
Atlanta, GA 30328
A notice of a proposed item of should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have mailed our 2008 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our 2008 Form 10-K, excluding certain exhibits, please contact Robert Kerris, Ebix, Inc., Five Concourse Parkway, Suite 3200, Atlanta, Georgia 30328.
Please date, sign and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if mailed in the United States.

By Order of the Board of Directors

Robin Raina
Chairman of the Board and
Chief Executive Officer
Dated: September 18, 2009

EXHIBIT A
Ebix, Inc.
AUDIT COMMITTEE CHARTER
A. Purpose
The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Ebix, Inc. (the “Company”) shall oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and shall otherwise exercise oversight responsibility, and assist the Board in fulfilling its oversight functions, with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the Company’s independent public accountants who audit the Company’s financial statements (the “Auditors”) and the Company’s financial management. While it is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the Auditors’ report, the Committee will facilitate discussions among the Board, the Auditors and the Company’s management.
B. Composition
The Committee shall be comprised of three or more directors, as determined by the Board on the recommendation of the Corporate Governance and Nominating Committee. Each member of the Committee shall be “independent” as defined by the rules of The NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”) that are applicable to Audit Committee members. Each committee member shall also be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.
All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise consisting of employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
The Committee shall comply with any other Audit Committee composition requirements of NASDAQ and the SEC.
C. Meetings
The Committee shall meet with such frequency and at such intervals as it shall determine necessary to carry out its duties and responsibilities, but not less than quarterly. In addition, the Committee shall hold any special meetings as may be necessary or called by the Chairperson of the Committee or at the request of the Auditors or the Company’s management. Representatives of the Auditors, members of the Company’s management and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. As part of its purpose to foster open and candid communication, the Committee shall meet periodically as necessary with the Auditors, the Company’s management and any others that the Committee invites to meet with it in separate executive sessions to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee. The Committee may meet via telephone conference calls or take action in writing executed by all of the members. Except as otherwise specifically provided for in this Charter, a quorum shall consist of [two] members.
Unless the Board elects a Chairperson of the Committee (the “Chairperson”), the Committee shall elect a Chairperson by majority vote. The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson will also cause to be prepared and circulated to the Committee members minutes of each meeting.

D. Functions
In carrying out its functions, the Committee’s policies and procedures shall remain flexible, so that it may be in a position to react or respond to changing circumstances or conditions. The Committee shall review and reassess no less than annually the adequacy of the Committee’s charter.
The Committee’s functions may be divided into the following general categories: (1) overseeing financial reporting, (2) evaluating independent audit processes, (3) reviewing internal controls established by management, and (4) other functions. The Committee shall:
1. Financial Information and Reports
a. Meet with the Auditors and the Company’s management to discuss, review and comment upon the interim financial statements to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to the public announcement of financial results and the filing of the Form 10-Q with the SEC. All members of the Committee are encouraged to attend these meetings; however, a quorum for these meetings or for this portion of regular meetings of the Committee may be the Chairperson of the Committee as authorized by applicable rules.
b. Review with the Auditors and the Company’s management the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K prior to the public announcement of financial results and the filing of the Form 10-K with the SEC.
c. Review the disclosure under “Management’s Discussion and Analysis and Analysis of Financial Condition and Results of Operations” in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, prior the filing thereof with the SEC.
d. Review the Company’s press releases announcing financial results or financial forecasts of the Company prior to their dissemination.
e. Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.
f. Discuss with the Company’s management and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.
g. Based upon discussions with, and reliance upon, the Auditors and the Company’s management, prepare any Audit Committee reports or other Audit Committee-related disclosure, in filings with the SEC or otherwise, required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed, including a report to be included in the Company’s proxy statement stating whether the Committee has (i) reviewed and discussed the audited financial statement with management, (ii) discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received from the Auditors disclosures regarding their independence required by Independence Standards Board Standard No. 1 and discussed with the Auditors their independence. The proxy statement shall also contain a statement as to whether the Committee members are independent and that the Committee has adopted a charter.
h. Review a report from the Auditors periodically, but no less than annually, as to (i) all critical accounting policies to be used, (ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with the Company’s management, the ramifications of the use of such alternative disclosures and treatments and the disclosures and treatments preferred by the Auditors; and (iii) other material written communications between the Auditors and the Company’s management, including management letters and schedules of unadjusted differences.
i. Recommend to the Board, based upon the review and discussion described above, whether the annual financial statements should be included in the Company’s Annual Report on Form 10-K.

2. Audit Processes
a. Be directly responsible for the appointment, compensation, retention and oversight of the work of the Auditors, including resolution of disagreements between management and the Auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Auditors shall report directly to the Committee.
b. Pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by the Auditors to the extent required by, and in a manner consistent with, applicable law and policies established by the Committee. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Committee for ratification at its next meeting.
c. On an annual basis, review the Auditors’ independence and objectivity by (i) inquiring into matters such as all relationships between the Auditors and the Company and (ii) reviewing annual disclosures from the Auditors regarding their independence as required by Independence Standards Board Standard No. 1.
d. On an annual basis, obtain and review a report from the Auditors concerning their internal quality control review of the firm, any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm and any steps taken to address material issues raised by such review or any such inquiry or investigation.
e. Review the experience and qualifications of the senior members of the Auditors’ team.
f. Review the annual audit plan of the Auditors and evaluate their performance and adherence to the prior year’s audit plan.
g. Require the rotation of the lead audit partner on a regular basis in accordance with the requirements of Securities Exchange Act of 1934 (the “Exchange Act”).
h. Review and approve or veto the Company’s hiring of employees or former employees of the Auditors who participated in any capacity in the audits of the Company.
i. Following completion of the annual audit, review separately with the Company’s management and the Auditors the effectiveness of the audit effort, including significant difficulties encountered during the course of the audit and any restrictions on the scope of work or access to required information.
3. Risk Management and Controls
a. Inquire of the Auditors and the Company’s management about significant risks or exposures and assess the steps which management has taken to minimize such risks and monitor control of these areas.
b. Review and monitor compliance with the Company’s Code of Ethics for Senior Financial Officers.
c. Review with the Auditors and the Company’s management their findings on the adequacy and effectiveness of internal controls and their recommendations for improving the internal control environment, including management’s controls and security procedures with respect to the Company’s information systems.
d. Review with the Auditors and the Company’s management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review will be conducted at an appropriate time subsequent to the implementation of changes or improvements, as decided by the Committee.
e. Periodically review with the Company’s legal counsel any matters that could have a significant impact on the Company’s financial statements, such as compliance with laws, rules and regulations, litigation and inquiries received from governmental agencies and regulators.
f. Review and approve the appointment, replacement, reassignment or dismissal of the Company’s principal financial officer.

4. Other Functions
a. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.
b. Establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
c. Review and approve related party transactions and conflicts of interest questions between Board members or senior management, on the one hand, and the Company, on the other hand (as defined and required by applicable securities laws, rules and regulations and the rules of the NASDAQ).
d. Oversee and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.
e. Review and monitor compliance with Company standards of business conduct and monitor compliance with the Foreign Corrupt Practices Act.
f. Conduct or authorize investigations into any other matters within the Committee’s scope of responsibilities.
g. Have the authority to retain independent counsel, accountants, or other advisors, as it determines necessary to carry out its duties.
h. Determine appropriate funding, which the Company shall provide, for payment of: (i) compensation to the Auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
i. Perform such other functions assigned by law, the Company’s charter or bylaws, or the Board of Directors.
E. Scope of Responsibilities
While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with GAAP. The Company’s management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with GAAP. Management is also responsible for implementing procedures to help ensure that the Company and its employees comply with applicable laws and regulations and with the Company’s applicable ethics standards. The Auditors are responsible for auditing and attesting to the Company’s financial statements and understanding the Company’s system of internal controls in order to plan and to determine the nature, timing and extent of audit procedures to be performed.
The Committee plays a critical role in serving as a check and balance for the Company’s financial reporting system. In carrying out its functions, the Committee’s goal is to help ensure that management properly develops and adheres to a sound system of internal controls and that the Auditors, through their own review, objectively assess the Company’s financial reporting practices.

EXHIBIT B
Ebix, Inc.
COMPENSATION COMMITTEE CHARTER
A. Authority
The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ebix, Inc. (the “Company”) is established pursuant to Section 141(c) of the Delaware General Corporation Law and Article III, Section 1 of the Company’s Bylaws. The Chairperson of the Committee (the “Chairperson”) shall be designated by the Board, provided that, if the Board does not so designate a Chairperson, the members of the Committee, by majority vote, may designate a Chairperson.
B. Membership
The Committee shall consist of a minimum of two members of the Board, both of whom shall meet (i) the independence requirements of NASD Rule 4200, (ii) the “non-employee director” definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and (iii) the “outside director” definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.
C. Scope of Powers and Functions
The Committee shall have such powers and functions as may be assigned to it by the Board of Directors from time to time; provided however, that such functions shall, at a minimum, include the following, as well as any functions as shall be required of Compensation Committees by the rules of The NASDAQ Stock Market (“NASDAQ”):
1.
Officer Compensation. The Committee shall review, monitor and make recommendations to the full Board regarding the compensation of the Chief Executive Officer (“CEO”) and the other officers (as defined in Section 16 of the Securities Exchange Act and Rule 16a-1 thereunder) of the Company, including salary, bonus and incentive compensation levels, deferred compensation, executive perquisites, equity compensation (including awards to induce employment), severance arrangements, retirement and other post-employment benefits, and change-in-control benefits. In making recommendations regarding officer compensation, the Committee shall review and recommend goals and objectives relevant to such compensation (both internal and in comparison to industry performance levels) and evaluate officer performance in light of those goals and objectives, with a view toward encouraging extraordinary effort and performance. Furthermore, the Committee shall endeavor to promote an appropriate balance between short-term pay and long-term incentives.

2.	Director Compensation. The Committee shall periodically review and make recommendations to the Board with respect to director compensation.
3.	General Goals. The Committee shall review and make recommendations to the Board regarding general compensation goals, guidelines and policies for the Company’s employees.
4.
Plans and Programs. The Committee shall administer the Company’s stock incentive plans and grant stock options and other awards pursuant to such plans, and supervise the administration of Company plans and benefit programs falling with the scope of the Employee Retirement Security Act of 1974, as amended. The Company shall also make recommendations concerning new stock incentive plans and other executive compensation programs.

5.
Committee Report on Executive Compensation. The Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an Annual Meeting of stockholders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K. In addition, the Committee will provide any other Compensation Committee-related disclosure, in the Company’s filings with the SEC or otherwise, required by applicable securities laws, rules and regulations and by the rules of NASDAQ.

6.	Review of Charter. The Committee shall periodically review and update this Charter.
7.	Committee Performance. The Committee shall review the performance of the Committee, not less than annually, and report on such performance to the Board.

In addition, the Committee, subject to Board approval, has sole authority to retain and terminate any compensation consultant or consulting firm to assist in the evaluation of CEO, other officer or director compensation, including the authority to approve the consultant’s fees and other retention terms. The Committee may also, at its discretion, engage outside legal counsel or other advisors as it deems necessary to carry out its functions.
The Committee shall discharge its responsibilities, and shall assess the information provided by management and the Committee’s advisors, in Accordance with its business judgment.
D. Administrative
The Committee shall meet at least two times annually and shall hold any additional meetings as may be called by the Chairperson or the Board. Members of senior management or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary, except that the CEO shall not be present during voting or deliberations by the Committee on the subject of the CEO’s compensation. The Chairperson shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee shall regularly report its activities and determinations to the full Board, including providing copies to the full Board of all approved minutes.
The Committee may meet via telephone conference calls. A majority of the members of the Committee shall constitute a quorum for all purposes.

ANNUAL MEETING OF EBIX Inc.

Date:	Friday, October 30, 2009
Time:	11:00 am local time
Place:	Ebix Inc. Headquarters — Five Concourse Parkway, Suite 114, Atlanta, GA 30328
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors Recommends that you Vote FOR the following:
1:	Proposal to elect the following as directors until the next Annual Meeting of the stockholders and until their successors are elected and qualified.
Nominees

01 Robin Raina	04 Neil D. Eckert
02 Hans U. Benz	05 Rolf Herter
03 Pavan Bhalla	06 Hans Ueli Keller

Vote For All Nominees	Withhold Vote From All Nominees	*Vote For All Except

☐	☐	☐

*	INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures — This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
Annual Meeting of EBIX Inc.
to be held on Friday, October 30, 2009
for Holders as of September 9, 2009
This proxy is being solicited on behalf of the Board of Directors
VOTED BY:

INTERNET	TELEPHONE

Go To		866-390-5268
www.proxypush.com/ebix		• Use any touch-tone telephone.
• Cast your vote online.	OR	• Have your Voting Instruction Form ready.
• View Meeting Documents.		• Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Voting Instruction Form.
• Detach your Voting Instruction Form.
• Return your Voting Instruction Form in the
postage-paid envelope provided.
All votes must be received by 5:00 p.m., Eastern Time, October 29, 2009

PROXY TABULATOR FOR

EBIX INCORPORATED
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy — Ebix Inc.
Annual Meeting of Shareholders
October 30, 2009, 11:00 a.m. (Local Time)
This Proxy is Solicited on Behalf of the Board of Directors
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the nominees for directors specified;
In their discretion, as to any other business that may properly come before the Annual Meeting.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)